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                                                                    EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Nos. 333-134716 and 333-134716-01 on Form S-1 of our reports dated March 15, 2006, relating to the consolidated financial statements of Great Wolf Resorts, Inc. and subsidiaries and the combined financial statements of Great Lakes Predecessor and management's report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting and does not express an opinion or any other form of assurance on management's statement regarding the process taken by management to address the material weaknesses) appearing in the Annual Report on Form 10-K of Great Wolf Resorts, Inc. for the year ended December 31, 2005 and to the reference to us under the headings "Summary Financial Data" and "Experts" in the Prospectus, which is part of these Registration Statements.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
June 19, 2006